Exhibit 10.1

FIRST AMENDMENT TO
SEVERANCE COMPENSATION AGREEMENT

This First Amendment to Severance Compensation Agreement (this “Amendment”) is made and entered into as of the 22nd day of July 2005 (the “Effective Date”) between Southwest Water Company., a Delaware corporation and its subsidiaries (collectively the “Company”), and Anton C. Garnier (“Executive”).

WHEREAS, the Executive and the Company previously entered into a Severance Compensation Agreement dated August 5, 1998 (the “Agreement”); and

WHEREAS, the Company and Executive wish to modify the Agreement to delete all reference to Retirement; and

WHEREAS, the Company believes it to be in the best interests of its stockholders to retain and motivate key executive officers and ensure continuity of management and that this Amendment will further those interests.

In consideration of Executive’s continued employment as an executive officer with the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.     Effective as of the Effective Date, Sections 1(b) and Section 2(f) are hereby deleted in their entirety.

2.     Effective as of the Effective Date, the references to “Retirement or” in Section 2(d)(i) and in the first sentence of Section 2(e) are hereby deleted in their entirety, and the reference to “Retirement” in Section 2(h)(i) is hereby deleted in its entirety.

3.     All other terms of the Agreement not specifically addressed in this Amendment shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment to be effective the date first above written.

EXECUTIVE	SOUTHWEST WATER COMPANY,
a Delaware corporation

/s/ Anton C. Garnier	By	/s/ Peter J. Moerbeek
Anton C. Garnier		Peter J. Moerbeek
President and Chief Operating Officer

	and	/s/ Shelley A. Farnham
Shelley A. Farnham
Secretary